UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2018

NUTRA PHARMA CORP.

(Exact name of registrant as specified in its charter)

California	000-32141	91-2021600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12538 West Atlantic Blvd Coral Springs, Florida	33071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 509-0911

Registrant’s facsimile number, including area code: (877) 895-5647

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01     Changes in Registrant’s Certifying Accountant.

(a)   Prior independent registered public accounting firm

On October 3, 2018, the Audit Committee of the Board of Directors (the “Committee”) of Nutra Pharma Corp. (the “Company”) received a letter indicating the resignation of Daszkal Bolton LLP (“DB”) as the Company’s independent registered public accounting firm.

DB’s report on the Company’s consolidated financial statements for the year ended December 31, 2017 contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern due to a lack of cash, significant losses incurred and ongoing requirements for additional capital investments. Other than the foregoing, the report contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s most recent fiscal year and the subsequent interim periods preceding its dismissal October 3, 2018, there were:

(i)   no disagreements with DB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of DB, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Company; and

(ii)   no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided DB with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (“SEC”) and requested DB to furnish to the Company a letter addressed to the SEC stating that it agrees with the statements made above. A copy of DB’s letter dated October 9, 2018 is attached as Exhibit 16.1 to this Form 8-K.

(b)   New independent registered public accounting firm

On October 8, 2018, the Board approved the engagement of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. (“RM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

During the Company’s two most recent fiscal years and the subsequent interim period preceding its engagement, neither the Company nor anyone on its behalf consulted RM regarding either:

(i)   the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that RM concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)   any matter that was the subject of a disagreement or reportable event as defined in Item 304(a)(1)(iv) of Regulation S-K and Item 304(a)(1)(v), respectively.

In approving the selection of RM as the Company’s independent registered public accounting firm, the Board considered any services previously provided by RM and concluded that such services would not adversely affect the independence of RM.

ITEM 9.01     Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter of DB dated October 9, 2018 to the SEC regarding statements included in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 9, 2018	NUTRA PHARMA CORP.
	By:	/s/ Rik J. Deitsch
		Name:	Rik J. Deitsch
		Title:	Chief Executive Officer/Director

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of DB dated October 9, 2018 to the SEC regarding statements included in this Form 8-K.